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                          Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999 on the financial statements of Fortis Benefits Insurance Company and our report dated March 19, 1999 on the financial statements of Fortis Benefits Insurance Company Variable Account C (Account C) in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-69327) and related Prospectus of Fortis Benefits Insurance Company for the registration of flexible premium variable life insurance policies.

                                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 1, 1999